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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Thomas Industries Inc:

We consent to the incorporation by reference in the registration statements (Form S-3 Nos. 333-91088, 333-109086 and 333-122422, and Form S-8 Nos.
333-24921, 333-84397, 333-61314 and 333-116108) of Gardner Denver, Inc. of our
report dated March 10 2005, with respect to the consolidated financial statements of Thomas Industries Inc. for the year ended December 31, 2004 incorporated by reference in the Form 8-K/A of Gardner Denver, Inc. dated September 16, 2005, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Louisville, Kentucky September 16, 2005